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EXHIBIT 99.3

    Western Pacific's number of homes closed, average sales price of homes closed and backlog are set forth below for the periods indicated.

	Year Ended March 31,
	1999	2000	2001
Selected Operating Data(1)
Homes closed
Orange County/Inland Empire	531	273	306
Los Angeles/Ventura	231	302	366
San Diego	284	398	571
Bay Area	133	216	303
North Bay/Sacramento	481	504	552

Total homes closed	1,660	1,693	2,098

New orders
Orange County/Inland Empire	368	280	280
Los Angeles/Ventura	242	279	382
San Diego	277	487	646
Bay Area	158	224	353
North Bay/Sacramento	480	496	590

Total new orders	1,525	1,766	2,251

Backlog at end of period, homes
Orange County/Inland Empire	61	68	42
Los Angeles/Ventura	82	59	75
San Diego	61	150	225
Bay Area	43	51	101
North Bay/Sacramento	131	123	161

Total backlog at end of period, homes(2)	378	451	604

Backlog at end of period, aggregate sales value (in thousands)(2)	$119,070	$140,468	$178,256

(1)
Includes information relating to 100% of the operations of Western Pacific's unconsolidated joint ventures (0, 48 and 131 closings in the years ended March 31, 1999, 2000 and 2001, respectively).

(2)
Represents homes and lots subject to pending sales contracts that have not closed, some of which are subject to contingencies, including mortgage loan approval, the sale of existing homes by customers and project approvals by the applicable government authority. In the past, our backlog has been a reliable indicator of future closings, but we cannot assure you that homes and lots subject to pending sales contracts will close.

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EXHIBIT 99.3